Exhibit 10.81

AGREEMENT OF SALE AND PURCHASE

by and between

AIM ImmunoTech Inc., as Seller

and

Acellories, Inc., as Buyer

Dated as of: March 3, 2022

For the property: 783 Jersey Avenue, City of New Brunswick,
Middlesex County, New Jersey

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”), dated as of March 3, 2022 (the “Effective Date”), is by and between AIM IMMUNOTECH INC., a Delaware corporation (“Seller”), and ACELLORIES, INC., a New York Corporation (“Buyer”).

In consideration of the covenants and provisions contained in this Agreement, and intending to be legally bound by this Agreement, Seller and Buyer agree as follows:

1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, the property known as 783 Jersey Avenue, located in the City of New Brunswick, County of Middlesex, State of New Jersey, consisting of that certain tract of land more fully described by metes and bounds on Schedule 1 to this Agreement, together with all improvements thereon, and all appurtenances thereto (including, without limitation, all easements, rights of way, water rights, mineral and timber rights, development rights, privileges, licenses, and other rights and benefits belonging to, running with the owner of, or in any way relating to the aforesaid tract of land and all trees, shrubbery and plants, and rights to growing crops); together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, in front of or abutting or adjoining the aforesaid tract of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the “Property”). The Property is identified as Block 597.06, Lot 1.01 on the Tax Map of City of New Brunswick.

2. Purchase Price.

(a) Amount and Method of Payment. The purchase price (the “Purchase Price”) for the Property, subject to adjustments as provided in this Agreement, shall be THREE MILLION NINE HUNDRED THOUSAND DOLLARS ($3,900,000.00), and shall be paid as follows:

(i) Three Hundred Thousand Dollars ($300,000.00) (the “Initial Deposit”) is being paid upon the execution of this Agreement by Buyer’s plain check drawn to the order of Black & Gerngross, P.C. (“Escrow Holder”). As used in this Agreement, the term “Deposit” shall refer to any sums then paid by Buyer to Escrow Holder on account of the Purchase Price. The Deposit shall be held by Escrow Holder in one or more federally insured accounts acceptable to both Seller and Buyer.

(ii) The balance of the Purchase Price, less the Bulk Sale Escrow Amount, shall be paid at Closing by wire transfer of immediately available funds or by cashier’s check.

(b) Bulk Sale Escrow Amount. At the Closing, Buyer shall withhold the amount, if any, required to be withheld and escrowed at Closing from the Purchase Price pursuant to an escrow letter issued by the State of New Jersey Division of Taxation (the “Tax Escrow Letter”) upon Buyer’s submission of a completed Form C-9600 pursuant to the State of New Jersey Bulk Sale Law (the “Bulk Sale Notice”), which obligation is not otherwise satisfied or reduced prior to Closing (such amount to be withheld and escrowed from the Purchase Price, the “Bulk Sale Escrow Amount”), subject to receipt of a clearance letter from the State of New Jersey or other permission or direction by the State of New Jersey to release all or any portion of the Bulk Sale Escrow Amount to Seller or the State of New Jersey). The Bulk Sale Escrow Amount shall be held in escrow by Seller’s attorneys pursuant to an Escrow Agreement in the form of Exhibit C to this Agreement (the “Tax Escrow Agreement”) to be executed at Closing.

(c) Mortgage Contingency. Subject to the provisions of this Section 2(c), Buyer’s obligations under this Agreement are contingent upon Buyer obtaining a commitment from an institutional lender of Buyer’s choosing for a mortgage loan in the amount up to $3,510,000.00 (the “Mortgage Amount”) at the prevailing market interest rate and terms. Purchaser shall submit an application for the mortgage loan within twenty one (21) days of the Effective Date, and shall supply Seller with a true redacted copy of such application no later than three (3) business days after Buyer has submitted its application. Buyer shall deliver to Seller a true copy of either the mortgage commitment or the rejection of the mortgage loan within five (5) business days of Buyer’s receipt of same.

(i) In the event Buyer, despite its reasonable efforts, is unable to obtain a mortgage commitment for the Mortgage Amount within ninety (90) days of the Effective Date (the “Mortgage Contingency Expiration Date”), Buyer shall have the right, by written notice given to Seller no later than 5:00 p.m. on or before the Mortgage Contingency Expiration Date, to terminate this Agreement, in which event the Escrow Agent shall return to Buyer the Deposit, and thereupon, neither party shall have any further claim or demand against the other by reason hereof, except for those provisions which expressly survive the termination of this Agreement. In the event Buyer (i) delivers to Seller a mortgage commitment for the mortgage loan prior to the Mortgage Contingency Expiration Date, or (ii) fails to deliver notice of its termination of this Agreement by 5:00 p.m. on or before the expiration of the Mortgage Contingency Expiration Date, the contingency as provided in Section 2(c) shall be deemed satisfied.

3. Disposition of Deposit; Defaults.

(a) Held in Escrow. The Deposit shall be held in escrow and disbursed by Escrow Holder strictly in accordance with the terms of this Agreement.

(b) Upon Default.

(i) If Buyer, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing, Seller shall have the right to be paid the Deposit and all interest earned on the Deposit, if any, as liquidated damages. The right of Seller to be paid the Deposit plus interest thereon, if any, shall be Seller’s exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer.

(ii) If Seller, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Deposit and all interest earned on the Deposit, if any, which right shall be in addition to all other rights and remedies of Buyer under this Agreement and available by law.

(iii) Notwithstanding anything contained in this Section 3(b), Escrow Holder shall not pay the Deposit to Seller or Buyer under this Section 3(b) until the earlier to occur of (A) receipt by Escrow Holder of written joint instructions from Seller and Buyer, or (B) entry of a final and unappealable adjudication determining which party is entitled to receive all or part of the Deposit.

(c) Upon Closing or Termination. If Closing is completed hereunder, Escrow Holder shall pay the Deposit to Seller and all interest earned on the Deposit, if any, to Buyer. If Buyer desires to terminate its obligations under this Agreement pursuant to a provision of this Agreement permitting Buyer to terminate this Agreement, Buyer shall do so by delivering written notice of termination to Seller, with a copy to Escrow Holder. Upon any such termination, the Deposit and all interest earned thereon, if any, shall be paid to Buyer, and except as otherwise expressly provided herein, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement. Notwithstanding anything contained in this Section 3(c), Escrow Holder shall not pay the Deposit to Buyer under this Section 3(c) until the earlier to occur of (A) receipt by Escrow Holder of written joint instructions from Seller and Buyer, or (B) entry of a final and unappealable adjudication determining which party is entitled to receive all or part of the Deposit.

(d) Dispute. In the event of a dispute between the parties with respect to the Deposit, the Escrow Holder may deposit the Deposit with a court of proper jurisdiction and commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, Escrow Holder shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by Escrow Holder out of escrow. Escrow Holder shall not be liable to either Seller or Buyer other than for its gross negligence or intentional wrongdoing. Escrow Holder may rely upon the genuineness or authenticity of any document tendered to it by either of the parties, and shall be under no duty of independent inquiry with respect to any acts or circumstances recited in such document. The parties acknowledge and agree that Escrow Holder may continue to represent Seller in any dispute or dealings with Buyer notwithstanding the fact that it is serving as Escrow Holder hereunder.

4. Closing.

(a) Place of Closing. The closing and settlement of this transaction (“Closing”) shall take place at a location in Middlesex County, New Jersey to be agreed upon by Seller and Buyer, or to be conducted by mail if agreed upon by all parties.

(b) Closing Date. Closing shall commence at 10:00 a.m. on the date which is one hundred twenty (120) days following the Effective Date (the “Closing Date”), provided, however, that Seller shall have the right to extend the Closing Date for up to two (2) periods of thirty (30) days each by written notice to Buyer given not less than two (2) days prior to the then Closing Date.

5. Buyer’s Due Diligence Investigation.

(a) Due Diligence Period. The “Due Diligence Period” is the period commencing on the Effective Date and ending on the date which is forty-five (45) days thereafter.

(b) Inspection of Property. During the Due Diligence Period, Buyer shall be provided with physical access to the Property at reasonable times and upon reasonable notice to conduct, at Buyer’s sole cost and expense, the physical inspections, environmental assessments and other due diligence of the Property which Buyer deems reasonably necessary, including, without, limitation, inspections of the existing building and its systems, a “Phase I” environmental site assessment, survey, geotechnical analysis, elevation certification, flood insurance certifications, zoning analysis, and any other inspections and investigations deemed necessary by Buyer. Buyer shall not conduct any invasive or destructive testing of the Property without the prior written authorization of Seller. Consent of Seller shall not be unreasonably withheld. Buyer shall indemnify, defend and hold harmless Seller for any and all loss, cost or expense, including, without limitation, claims of bodily injury or damage to property (including the Property itself), arising out of Buyer’s inspections, tests or other due diligence activities at the Property. Buyer shall reasonably restore any physical damage caused to the Property by the aforesaid inspections, tests, examinations and studies of, the Property. Buyer shall also indemnify Seller for liens which may be filed against the Property by persons or entities employed or contracted by Buyer to perform inspections, tests or other due diligence activities. Buyer’s indemnity of Seller pursuant to this section shall survive Closing or any earlier termination of this Agreement.

(c) Termination Right. Buyer may at any before the expiration of the Due Diligence Period terminate this Agreement for any reason, or for no reason, in its sole discretion, by written notice to Seller given prior to the expiration of the Due Diligence Period, and upon such termination, the Deposit and all interest earned on the Deposit, if any, shall be paid to Buyer.

6. ISRA Compliance.

(a) Prior to Closing, Seller shall comply with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended, and the rules and regulations promulgated thereunder (“ISRA”) as it applies to the sale or transfer of the Property pursuant to this Agreement, and if required, secure a response action outcome (“RAO”) for the Property issued by a licensed site remediation professional (“LSRP”) (as defined by ISRA) under and in accordance with ISRA that is either unconditional or conditioned on the imposition of ISRA Conditions as provided in Section 6(b).

(b) Buyer acknowledges that in connection with, and as a condition of, the issuance of a written notice from NJDEP indicating no further action is required or an RAO from an LSRP, or an equivalent approval of the environmental condition of the Property, the use of the Property may be restricted to commercial/industrial uses only, or restrictions may be imposed on the withdrawal or use of groundwater, obligations may be imposed on the installation and/or maintenance of suitable ground cover, monitoring and/or reporting may be required of engineered barriers, and/or there may be other restrictions imposed through the use of land use covenants and restrictions (collectively, “ISRA Conditions”).

(c) If Seller has not delivered an RAO which meets the requirements of this Section to Buyer at least three (3) days prior to the Closing Date, then as Buyer’s sole and exclusive remedy, Buyer shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing Date, and upon such termination, the Deposit and all interest earned on the Deposit, if any, shall be paid to Buyer.

7. Condition of Title.

(a) Title to Property. Seller shall transfer, and Purchaser shall accept, marketable and insurable ownership of the Property free of all mortgages, security interests, liens, encumbrances, easements, private restrictions and claims and rights of others, except for those items listed on Schedule 7(a) attached hereto and made a part hereof (“Permitted Exceptions”) so long as they do not render title unmarketable and uninsurable.

(b) Inability to Convey. If Seller is unable to convey title to the Property to Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the option, as its sole and exclusive remedy, of either:

(i) taking such title as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any liens on the Property; or

(ii) terminating this Agreement by written notice to Seller, and upon such termination, the Deposit and all interest earned on the Deposit, if any, and actual incurred expenses by the Buyer (not to exceed $10,000.00) shall be paid to Buyer.

8. Possession. Possession of the Property shall be given to Buyer at Closing unoccupied and free of any leases, by delivery of the keys to the Property and Seller’s Bargain and Sale Deed with Covenant against Grantor’s Acts in the form of Exhibit A attached to this Agreement, duly executed and acknowledged by Seller and in proper form for recording (the “Deed”).

9. Apportionments.

(a) Taxes, Rents, etc.

(i) Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed) on the Property, personal property taxes on the Personal Property, minimum water and sewer rentals, rents, and other sums paid by tenants, licensees and concessionaires and collected by Seller prior to Closing, and municipal rubbish removal charges, shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date.

(ii) If bills for real estate taxes on the Property have not been issued as of the Closing Date, and if the amount of real estate taxes for the then current tax fiscal year is not then known, then the parties agree to adjust such items as soon as determinable after Closing, which obligation shall survive Closing.

(iii) Any credit due to Buyer pursuant to this Section 9(a) shall be applied as a credit against the Purchase Price, and any credit due to Seller pursuant to this Section 9(a) shall be paid by Buyer to Seller at Closing as an addition to the Purchase Price.

(b) Transfer Taxes. Seller shall pay the New Jersey Realty Transfer Fee in connection with this transaction. Buyer shall pay the Transferee’s/Grantee’s Fee on Class 4A commercial properties (sometimes referred to as the “Commercial Mansion Tax”) if it is applicable to the sale of the Property.

10. Representations and Warranties of Seller. Seller, to induce Buyer to enter into this Agreement and to complete Closing, makes the following representations and warranties to Buyer:

(a) Except as may be included in the Permitted Exception, there are no leases, tenancies, licenses and other agreements for the use or occupancy of any portion of the Property.

(b) All taxes currently due and payable with respect to the Property have been paid; there is no proceeding pending for the adjustment of the assessed valuation of all or any portion of the Property.

(c) Seller has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain (“Taking”) in connection with the Property, and to Seller’s knowledge no Taking has been threatened.

(d) Seller was duly organized and is in good standing under the laws of the state of its formation and in the state where the Property is located, and is qualified to do business in the state where the Property is located.

(e) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite company action, and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller, and will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Seller is a party or by which Seller is bound or the Property is subject, and this Agreement and the documents to be delivered by Seller pursuant to this Agreement, will each constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms, covenants, and conditions; and there are no claims, defenses (personal or otherwise) or offsets to the validity of or enforceability against Seller, of this Agreement and the documents to be delivered pursuant hereto.

(f) Seller has paid all taxes, fees, assessments and charges for which a lien could be imposed upon the Property or for which Buyer could be held liable.

11. Disclaimers; “AS IS” Sale.

(a) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10 OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, OR SELLER’S EMPLOYEES, OFFICERS, DIRECTORS, OR AGENTS REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS PARTNERS, AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS or PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT, SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

(b) Seller and Buyer acknowledge that the consideration to be paid to Seller for the sale of the Property has taken into account that the Property is being sold subject to the provisions of this Section 11. Seller and Buyer agree that the provisions of this Section 11 shall survive Closing.

12. Casualty.

(a) Destruction. If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty (“Casualty”), Seller shall promptly give written notice (“Casualty Notice”) thereof to Buyer. If the Property is the subject of a Casualty, and the cost of repairing such damage is estimated to exceed $100,000.00, Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller given within fourteen (14) days after receipt of the Casualty Notice from Seller, and upon such termination, the Deposit and all interest earned on the Deposit, if any, shall be paid to Buyer. If Buyer does not terminate this Agreement, then subject to the provisions of Section 12(b), the proceeds of any insurance with respect to the Property paid between the Effective Date and the Closing Date shall be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

(b) Repairs. If the Property is the subject of a Casualty, but Buyer does not terminate this Agreement pursuant to the provisions of Section 12(a), then Seller shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing Date. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property for the cost of all such repairs made pursuant to this Section 12(b). Except for the obligation of Seller to repair the Property set forth in this Section 12(b), Seller shall have no other obligation to repair any Casualty, damage or destruction in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 12(a), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty.

13. Eminent Domain. If a Taking affects all or any part of the Property prior to Closing, or if any proceeding for a Taking is commenced prior to Closing, or if notice of the contemplated commencement of a Taking is given prior to Closing, Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller within ten (10) days after receipt by Buyer of written notice from Seller of the Taking, and upon such termination, the Deposit and all interest earned on the Deposit, if any, shall be paid to Buyer. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller, and Seller shall, at Closing, be deemed to have assigned to Buyer all of Seller’s right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

14. Conditions of Buyer’s Obligations.

(a) Conditions. The obligations of Buyer under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):

(i) all of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the Effective Date and at and as of the Closing Date; and

(ii) Seller shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date.

(b) Failure of Condition. In the event any of the conditions set forth in Section 14(a) are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement, at law or equity), at Buyer’s sole option (by written notice to Seller) to (i) terminate Buyer’s obligations under this Agreement (and upon such termination, the Deposit and all interest earned on the Deposit, if any, shall be paid to Buyer), or (ii) complete Closing notwithstanding the unsatisfied condition, or (iii) adjourn the Closing for a period of not more than thirty (30) days, during which period Seller shall use its good faith efforts to satisfy any unsatisfied conditions within Seller’s power to satisfy, or (iv) if such condition is not fulfilled by reason of Seller’s intentional act or omission and can be remedied by the payment of an ascertainable sum, Buyer may complete Closing and deduct such sum from the Purchase Price.

15. Items to be Delivered at Closing.

(a) By Seller. At Closing, Seller shall deliver to Buyer the following:

(i) The properly executed Deed, together with the current form of Seller’s Affidavit of Consideration (RTF-1) and the current form of Seller’s Residency Certification/Exemption (GIT/REP-3).

(ii) A properly executed Affidavit of Title in a form reasonably acceptable to the Title Company of Purchaser’s choice.

(iii) A FIRPTA Certificate in the form of Exhibit B attached hereto duly executed by Seller.

(iv) The Tax Escrow Agreement duly executed by Seller and Seller’s attorneys.

(v) Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; Seller’s Articles of Incorporation and Bylaws, as amended, certified by an officer of Seller; and all other agreements reasonably required by the Title Company.

(vi) All proper instruments for the conveyance of the awards referred to in Sections 1 and 13.

(vii) Certificate of Occupancy. In the event a certificate of occupancy, or other inspection certificate, is required by the City of New Brunswick before the Property may be transferred by Seller to Purchaser, Seller, at Seller’s sole expense, shall have the obligation to secure such certificates or approvals, and Seller shall be responsible for all costs incidental thereto. Notwithstanding anything contained herein to the contrary, if the cost of obtaining any required governmental certificates or approvals hereunder exceeds $25,000.00, then Buyer shall have the option to either terminate this Agreement, at which time Seller shall instruct the Escrow Holder to promptly return the Deposit to Buyer, or to proceed with the Agreement without additional credits towards the Purchase Price.

(viii) Any other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

(b) By Buyer. At Closing, Buyer shall deliver to Seller the following:

(i) Purchase Price. The portion of the Purchase Price payable pursuant to Section 2(a)(ii).

(ii) Tax Escrow Agreement. The Tax Escrow Agreement duly executed by Buyer.

(iii) Other Documents. Any other document required to be delivered by Buyer pursuant to any other provisions of this Agreement.

16. Brokerage. Each party represents and warrants to the other that no real estate broker has been involved with the negotiation and consummation of this Agreement except for Cushman & Wakefield of New Jersey, Inc. (“Broker”). Seller shall pay the real estate commission due to Broker pursuant to a separate agreement between Seller and Broker. Buyer agrees to indemnify Seller from any claims or liabilities asserted by any real estate broker or agent (other than Broker) alleging participation in the transaction contemplated by this Agreement based upon the actions of Buyer dealing with, directly or indirectly, any such real estate broker or agent. Seller agrees to indemnify Buyer from any claims or liabilities asserted by any real estate broker or agent (including Broker) alleging participation in the transaction contemplated by this Agreement based upon the actions of Seller dealing with, directly or indirectly, any such real estate broker or agent. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

17. Assignability. Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval unless it is being assigned to an LLC formed by the members of Purchaser for the purposes of this transaction. Any attempted assignment of this Agreement is violation of this Section is null and void.

18. Notices.

(a) All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

if intended for Seller:

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala, FL 34473

Attention: Peter W. Rodino III, Chief Operating Officer

with a copy to:

Black & Gerngross, P.C.

1617 John F. Kennedy Blvd., Suite 1575

Philadelphia, PA 19103

Attention: Alfred Rauch III

if intended for Buyer:

Acellories, Inc.

5 Jules Lane

New Brunswick, NJ 08901

with a copy to:

Hasbani & Light P.C.

450 Seventh Ave, Suite 1408

New York, NY 10123

Attn: Rafi Hasbani, Esq.

if intended for Escrow Holder:

Black & Gerngross, P.C.

1617 John F. Kennedy Blvd., Suite 1575

Philadelphia, PA 19103

Attn.: Alfred Rauch III

Notices may be given on behalf of any party by its legal counsel.

(b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight delivery service for next business day delivery, to its addressee at such party’s address as set forth above. Each such notice, demand or request shall be deemed to have been given upon the earlier of (A) actual receipt or refusal by the addressee, or (B) deposit thereof at any main or branch United States post office if sent in accordance with clause (ii) above or deposit thereof with the delivery service if sent pursuant to clause (iii) above.

19. Miscellaneous.

(a) Captions. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

(b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

(c) Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the State of New Jersey.

(d) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS CONTEMPLATED HEREIN.

(e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

(f) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller’s obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

(g) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories. In furtherance of the foregoing, facsimile, electronic and/or “pdf” signatures shall have the same force and effect as original signatures.

(i) Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

(j) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(k) Headings. The headings incorporated in this Agreement are for convenience in reference only, are not a part of this Agreement and do not in any way limit or add to the terms and provisions of this Agreement.

(l) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative or counsel drafted such provision.

(m) Time. Time is of the essence of this Agreement. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term “legal holiday” shall mean a day other than a Saturday or Sunday on which banks in the state in which the Property is located are or may elect to be closed.

(n) Post-Closing Occupancy. Seller shall have the right to continue to occupy either Room 107 or Room 214 in the Property (to be selected by Buyer), as depicted on the floor plan attached to this Agreement as Exhibit D, for a period of six (6) months following Closing. Seller shall have the right to extend the original occupancy for period for up to an additional six (6) months by written notice to Buyer given prior to the expiration of the original six (6) month occupancy period. If Buyer desires to relocate Seller’s space to another location in the Property during the occupancy period, Buyer and Seller shall cooperate in good faith to select another, mutually agreeable location in the Property. Seller shall not be required to pay Buyer any rent or other remuneration in connection with such occupancy.

(o) Securities Filings. Buyer acknowledges that Seller may disclose this Agreement and/or its existence and contents in connection with, and as part of, public filings made by Seller pursuant to securities laws and regulations applicable to Seller.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K. Equels
Name:	Thomas K. Equels
Title:	C.E.O.

ACELLORIES, INC.

By:	/s/ Eli Metta
Name:	Eli Metta
Title:	V.P.

JOINDER OF ESCROW HOLDER

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, the Escrow Holder named in the annexed Agreement, hereby agrees to be bound by the provisions of the annexed Agreement relating to the holding and disbursement of all monies paid to the undersigned in escrow, and to disburse such sums strictly in accordance with the terms of such Agreement.

Intending to be legally bound, the undersigned has caused this Joinder to be executed by its duly authorized representative the 3rd day of March, 2022.

BLACK & GERNGROSS, P.C.

By:	/s/ Alfred Rauch III
Name:	Alfred Rauch III
Title:	Member

SCHEDULE 1

LEGAL DESCRIPTION

ALL that certain land and premises situate in the City of New Brunswick City, County of Middlesex and the State of New Jersey, bounded and described as follows:

BEGINNING at a point on the Northerly sideline of Jules Lane, distant 315.09 feet Northerly from the intersection of said Northerly sideline of Jules Lane and the Westerly sideline of Jersey Avenue, if each are extended and running; thence

(1)	North 48 degrees 23 minutes 58 seconds East, 280 feet to a point; thence

(2)	South 41 degrees 36 minutes 2 seconds East, 271.85 feet to a point in the Westerly sideline of Jersey Avenue; thence

(3)	Along said Westerly sideline of Jersey Avenue, South 39 degrees 37 minutes 20 seconds West, 254.16 feet to a point; thence

(4)	Along a curve to the right having a radius of 25 feet, an arc distance of 43.10 feet to a point in the Northerly sideline of Jules Lane; thence

(5)	Along the Northerly sideline of Jules Lane, North 41 degrees 36 minutes 2 seconds West, 285.93 feet to the point and place of BEGINNING.

BEING Lots 50 and 49 in Block 597 as shown on “Map of Industries, Inc., Section 1”, said Map having been filed in the Middlesex County Clerk’s Office on July 3, 1969 as Map No. 3279, File No. 956.

BEING Lot 1.01 Block 597.06 on a Tax Map of the City of New Brunswick, County of Middlesex.

SCHEDULE 7(a)

PERMITTED EXCEPTIONS

1.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting title that would be disclosed by an accurate and complete land survey of the Property.

2.	All matters shown on the Plan as recorded in the Recorder’s Office of Middlesex County, New Jersey in Map No. 3279, File No. 956.

3.	Rights granted to Public Service Electric and Gas Company and New Jersey Bell Telephone Company as set forth in Deed Book 2692, Page 568 and Deed Book 2633, Page 667.

4.	Rights granted to Public Service Electric and Gas Company pursuant to that certain Right of Entry Agreement dated as of October 7, 2021.

EXHIBIT A

DEED

Prepared by:

Alfred Rauch III, Esquire

Return to:

DEED

THIS DEED is made on ___________, 2022, by and between AIM IMMUNOTECH INC., a Delaware corporation, having an address at 2117 SW Highway 484, Ocala, FL 34473________________ (the “Grantor”), and ___________________________, a ____________________, having an address at ________________ (the “Grantee”).

Transfer of Ownership. The Grantor grants and conveys to the Grantee the property described below. This transfer is made for the sum of THREE MILLION NINE HUNDRED THOUSAND DOLLARS ($3,900,000.00). The Grantor acknowledges receipt of this consideration.

Tax Map Reference. The property is now designated as Block 597.06, Lot 1.01 on the Municipal Tax Map of the City of New Brunswick, County of Middlesex, State of New Jersey.

Property. The property consists of the land and all of the buildings and structures on the land in the Township of Pennsauken, County of Camden, State of New Jersey. The legal description of the property is attached hereto as Exhibit A and made a part hereof.

Being commonly known and designated as 783 Jersey Avenue, New Brunswick, New Jersey.

Being the same premises conveyed to Grantor by Deed from 783 Jersey Avenue, LLC dated May 13, 2021 and recorded June 2, 2021, with the Middlesex County Clerk in Deed Book 18471, Page 683 as Instrument #2021072808.

This conveyance is made subject to the encumbrances identified in Exhibit B attached hereto and made a part hereof.

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a “covenant as to grantor’s acts”. This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signatures. The Grantor signs this Deed as of the date at the top of this Deed.

AIM IMMUNOTECH INC.

By:
Name:
Title:

STATE OF	:
:ss
COUNTY OF	:

I CERTIFY that on _____________, 2022, ______________________ personally came before me and stated to my satisfaction, that he or she:

(a)	was the maker of the attached Deed;

(b)	was authorized to and did execute this Deed as ________________ of AIM ImmunoTech Inc., the Grantor named in this Deed;

(c)	executed this Deed as the act of AIM ImmunoTech Inc., the Grantor named in this Deed; and

(d)	made this Deed for $3,900,000.00 as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15-5)

________________________________

EXHIBIT B

FIRPTA CERTIFICATE

FIRPTA CERTIFICATE

SELLER’S CERTIFICATE UNDER INTERNAL REVENUE
CODE SECTION 1445 (FIRPTA)

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign entity. To inform the transferee that withholding of tax is not required upon disposition of a U.S. real property interest by AIM ImmunoTech Inc., a Delaware corporation (“Transferor”), the undersigned, on behalf of Transferor does hereby certify to _______________, a __________________ (“Transferee”) the following:

1. Transferor is a Delaware corporation and is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) and is not a disregarded entity as defined in 26 CFR § 1.1445-2(b)(2)(iii).

2. The U.S. taxpayer identification number of Transferor is as follows: [●].

3. Transferor’s office address is [●].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee, and any false statement made herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief, it is true, correct, and complete, and the undersigned has authority to sign this certificate on behalf of Transferor.

AIM IMMUNOTECH INC.

Dated:	By:
Name:
Title:

EXHIBIT C

TAX ESCROW AGREEMENT

ESCROW AGREEMENT

AGREEMENT made as of this ______ day of _________, 2022, by and among AIM IMMUNOTECH INC. a Delaware corporation (“Seller”), and _________________, a ___________________ (“Buyer”), and BLACK & GERNGROSS, P.C. (“Escrow Agent”).

WITNESSETH

WHEREAS, Seller and Buyer are parties to an Agreement of Sale and Purchase dated as of ___________, 2022 (“Purchase Agreement”); and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the State of New Jersey, Division of Taxation, Bulk Sales Section (“State”) has issued a letter, a copy of which is annexed hereto as Exhibit A, instructing that $___________ be placed in escrow (the “Escrow Amount”) to protect the interests of Buyer and the State for any unpaid state tax liabilities of Seller; and

WHEREAS, the parties agree that the Escrow Amount is to be held in escrow until the State issues to Seller a tax clearance letter (as hereinafter defined) or as otherwise provided in this Agreement; and

WHEREAS, the capitalized terms used herein shall have the same meaning as in the Purchase Agreement unless otherwise defined herein.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter contained, the parties hereby agree as follows:

1. Escrow of Funds. At the Closing, Buyer shall deduct the Escrow Amount from the Purchase Price under the Purchase Agreement and deliver same to the Escrow Agent.

2. Escrow Account. Promptly after the Closing, the Escrow Agent shall deposit the Escrow Amount into its attorney trust account. The parties acknowledge that Escrow Agent’s attorney trust account does not bear interest.

3. Retention of Escrow Amount. The Escrow Agent shall hold the Escrow Amount until such time as it shall have received notice or copies of notices from the State to the effect that: (i) Seller has no liability to the New Jersey Division of Taxation with respect to New Jersey taxes and there is no further requirement that Buyer withhold the Escrow Amount from Seller (the “Tax Clearance Letter”); or (ii) Seller has liability with respect to New Jersey taxes due to the New Jersey Division of Taxation and the extent of such liability.

4. Disbursement of Escrow Amount. Escrow Agent shall disburse the Escrow Amount as follows: (i) in the event that the Buyer receives a Tax Clearance Letter from the State, Escrow Agent shall deliver the Escrow Amount (or the remaining balance thereof) to Seller or (ii) in the event the State informs Buyer that Seller has any state tax liability and demands payment of all or part of the Escrow Amount, the Escrow Agent shall distribute so much of the Escrow Amount to the State as shall be demanded to satisfy such liability and upon receipt of a Tax Clearance Letter from the State distribute the excess, if any, to Seller as and when permitted by the State. In no event shall the Escrow Agent be required to distribute any amount in excess of the Escrow Amount.

5. Escrow Agreement. Seller and Buyer hereby covenant and agree that they do not have any claim and shall not assert any claim of any nature whatsoever against Escrow Agent arising out of or in connection with this Escrow Agreement except as may result from the gross negligence, fraud or misconduct of the Escrow Agent. Seller and Buyer hereby indemnify and hold the Escrow Agent harmless for any and all liabilities, costs and expenses incurred by the Escrow Agent by reason of any act or failure to act taken in accordance with this Escrow Agreement except as such liabilities, cost or expense shall result from the negligence, fraud or misconduct of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Escrow Agreement. In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Escrow Agreement or shall receive from either Buyer or Seller instructions with respect to the Escrow which, in the Escrow Agent’s opinion, are in conflict with any provision of this Escrow Agreement, the Escrow Agent shall notify the parties of that fact and shall be entitled to refrain from taking any action in accordance with such instruction other than to retain the Escrow until the Escrow Agent shall have been instructed otherwise in a writing signed by Buyer and Seller, or by a final order of a court of competent jurisdiction, whichever occurs first. Notices shall be provided by Escrow Agent in accordance with the Notice provision of the Purchase Agreement.

6. Termination of Escrow Agreement. This Escrow Agreement shall terminate and be of no further force and effect upon the delivery by the Escrow Agent of the full amount of the Escrow Amount in accordance with the provisions of this Escrow Agreement.

7. No Conflict of Interest. The parties acknowledge and agree that Black & Gerngross, P.C. may continue to represent Seller in any dispute or dealings with Buyer notwithstanding the fact that it is serving as Escrow Agent hereunder. Any fees or expenses incurred by Escrow Agent in connection with this Escrow Agreement or any such dispute shall be paid by Seller.

8. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

9. Amendments. This Escrow Agreement may be amended only by a writing signed by all of the parties hereto and with the prior written consent of the Escrow Agent.

10. Successors and Assigns. All of the terms and conditions contained herein shall insure to the benefit of and shall bind the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

AIM IMMUNOTECH INC.

By:
Name:
Title:

[BUYER]

By:
Name:
Title:

BLACK & GERNGROSS, P.C.

BY:
Name:
Title:

EXHIBIT D

POST-CLOSING OCCUPANCY SPACE